EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF NEW SLIDER HOLDCO, INC.

Dated as of July 28, 2026

NEW SLIDER HOLDCO, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation as heretofore in effect is hereby amended such that Article I thereof shall now provide in full as follows:

“The name of the corporation is Sysco Holdings Corporation (the “Corporation”).”

SECOND: The forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL and shall become effective as of the date this Certificate of Amendment to the Certificate of Incorporation is filed with the office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 28 day of July, 2026.

NEW SLIDER HOLDCO, INC.

By:	/s/ Andrew Wurdack
	Name:	Andrew Wurdack
	Title:	Secretary